VIASPACE PLANS TO COMPLETE ACQUISITION OF ELITE THERAPEUTICS

February 11, 2019 -- Santa Cruz, California -- VIASPACE, Inc. (OTC: VSPC) today announced that it now plans to complete the acquisition of luxury cosmetics company Elite Therapeutics (www.elitetherapeutics.com). VIASPACE had previously signed a nonbinding Letter of Intent (LOI) to acquire Elite Therapeutics. In May of 2015, the proposed acquisition was tabled to allow each company to focus on their respective core businesses. There are recent developments that now make this acquisition more compelling.

Elite Therapeutics was founded in 2007 as Bad Love Cosmetics Company, LLC and began doing business as Elite Therapeutics with high quality, results-driven, medical grade cosmetics in late 2010. Elite Therapeutics has a full line of luxury products for personal use and high-end hotel amenities. This past year, the company has developed a new, ultralux, hemp-derived "CBD Recovery Crème". This product was launched on February 04, 2019 and can now be found on the Elite Therapeutics website. It uses a highly purified, hemp-derived, CBD  isolate which is THC-free and is of the same high quality as the entire, physician-designed Elite Therapeutics product line.

On May 24, 2018, VIASPACE announced that VIASPACE and VIASPACE executives had  established a special purpose company named "Viaspace California, Inc." which is now proceeding with its plans to grow hemp in Southern California this year with business objectives to process the hemp for Cannabidiol (CBD) and other commercial uses, and selling or licensing name-brand hemp seeds. Elite Therapeutics would be a primary consumer of the Viaspace California, Inc., hemp-derived CBD.

VIASPACE Board Chairman and Acting CEO, Dr. Kevin Schewe, commented: "In December 2018, the U.S. farm bill took Hemp from a Schedule 1 controlled substance to an agricultural commodity. We are working to position VIASPACE to generate revenues from three lines of business including: top-line cosmetics and luxury CBD-containing cosmetics; hemp-related revenue including CBD oil and the sale of hemp seeds along with continued commercialization of Giant King Grass (GKG) for animal feed and renewable biomass/bioenergy. We are projecting that the acquisition of Elite Therapeutics will add more than $300,000 of revenue to VIASPACE in 2019 with plans to grow the luxury CBD cosmetic product line moving forward and create economies of scale through our partnership with Viaspace California, Inc. We remain committed to position VIASPACE to generate revenues and build shareholder value overall. We expect to finalize a VIASPACE all-stock acquisition of Elite Therapeutics within the next 30 days."

About VIASPACE Inc.

VIASPACE grows renewable Giant King® Grass as a low-carbon fuel for clean electricity generation; for environmentally friendly energy pellets; and as a feedstock for bio-methane production and for green cellulosic biofuels, biochemicals and biomaterials. Giant King® Grass is a proprietary, high yield, dedicated biomass energy crop. Giant King® Grass when it is cut frequently at 4 to 5 feet tall is also excellent animal feed. The USDA granted approval for planting Giant King® Grass throughout the US and cooperates in exporting by performing the required inspections and issuing the phytosanitary certificate needed for import into foreign countries. Giant King® Grass is being grown in the US including Hawaii, and many foreign countries.  For more information, please go to www.VIASPACE.com or contact Dr. Jan Vandersande, Director of Communications, at 800-517-8050 or

IR@VIASPACE.com.

Safe Harbor Statement

Information in this news release includes forward-looking statements. These forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Such factors include, without limitation, risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K for the year ended December 31, 2017, and other factors over which VIASPACE has little or no control.